SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): AUGUST 28, 2000



                             RAVEN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



        SOUTH DAKOTA                    1-07982                  46-0246171
(State or Other Jurisdiction     Commission File Number        (IRS Employer
      of Incorporation)                                      Identification No.)

                   205 EAST 6TH STREET
                      P.O. BOX 5107
                SIOUX FALLS, SOUTH DAKOTA                         57117-5107
        (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (605) 336-2750



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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                         EXHIBIT INDEX APPEARS ON PAGE 3

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Item 5. OTHER EVENTS.

         On August 28, 2000, the Registrant sold to Norwesco, Inc. substantially all of the operating assets of its plastic tank division, which included three polyethylene manufacturing facilities located in Sioux Falls, South Dakota, Albertville, Alabama and Washington Courthouse, Ohio, as well as the Registrant's fiberglass plant in Sioux Falls. The sale to Norwesco, Inc. did not, however, include the Registrant's dual laminate fiberglass plant in Tacoma, Washington. The adjusted purchase price was approximately $11.3 million (subject to further adjustment), of which the Registrant received at closing approximately $11 million in cash and a promissory note in the principal amount of $350,0000.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  10.1 Asset Purchase Agreement dated July 31, 2000, by and between Raven Industries, Inc. and Norwesco, Inc. (The exhibits and schedules to the Asset Purchase Agreement have been intentionally omitted, but will be provided in full upon request of the Commission.)

                  10.2 Amendment to Asset Purchase Agreement dated August 28, 2000, by and between Raven Industries, Inc. and Norwesco, Inc.

                  99       Press Release dated August 30, 2000.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       RAVEN INDUSTRIES, INC.
                                       (Registrant)


Dated: September 12, 2000              By: /s/ Thomas Iacarella
                                           -------------------------------------
                                       Name: Thomas Iacarella
                                       Title: Vice President, Finance, Secretary
                                       and Treasurer (Principal Financial and
                                       Accounting Officer)


                                       2
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                                  EXHIBIT INDEX

10.1 Asset Purchase Agreement dated July 31, 2000, by and between Raven Industries, Inc. and Norwesco, Inc. (The exhibits and schedules to the Asset Purchase Agreement have been intentionally omitted, but will be provided in full upon request of the Commission.)

10.2 Amendment to Asset Purchase Agreement dated August 28, 2000, by and between Raven Industries, Inc. and Norwesco, Inc.

99       Press release dated August 30, 2000.


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